Calculation of Filing Fee Tables
S-3
SEMPRA
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock, without par value ("Common Stock")	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Units	457(r)				0.0001381
Fees to be Paid	7	Other	Warrants	457(r)				0.0001381
Fees to be Paid	8	Equity	Common Stock	457(o)			$ 2,584,408,803.00	0.0001381	$ 356,906.86
Fees to be Paid	9	Equity	Common Stock	457(a)	1,500,000	$ 92.375	$ 138,562,500.00	0.0001381	$ 19,135.48
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,722,971,303.00		$ 376,042.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 376,042.34
			Net Fee Due:						$ 0.00
Offering Note
[1]	This registration statement registers an unspecified number of securities or aggregate principal amount, as applicable, as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock as may be issued from time to time upon conversion of any debt securities or shares of preferred stock that are convertible into common stock or exercise of warrants that are exercisable for common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities, shares of preferred stock or warrants. The proposed maximum offering prices per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. Pursuant to Form S-3 Instruction 2.A.iii.c. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure, the registrant elects to pay all of the registration fee on a deferred basis in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), at the fee rate in effect at that time.

[2]	See Note 1. Additionally, pursuant to Rule 416 under the Securities Act, this registration statement registers such indeterminate number of additional shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	See Note 1.

[7]	See Note 1.

[8]	The maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act. The amount of the registration fee is calculated in accordance with Rule 457(r) of the Securities Act.

[9]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of common stock as reported on the New York Stock Exchange on May 13, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Sempra	S-3	333-272237	05/26/2023		$ 361,498.97	Equity	Common Stock, without par value		$ 2,361,195,101.25
Fee Offset Claims	2	Sempra	S-3	333-272237	05/26/2023		$ 14,543.37	Equity	Common Stock, without par value	1,791,036	$ 131,972,487.66
Fee Offset Sources	3	Sempra	S-3	333-272237		11/06/2024						$ 361,498.97
Fee Offset Sources	4	Sempra	S-3	333-272237		05/26/2023						$ 14,543.37
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Sempra previously registered (i) shares of common stock, without par value, having an aggregate gross sales price of up to $3,000,000,000, pursuant to a prospectus supplement dated November 6, 2024 (the "Prior ATM Prospectus Supplement") and the accompanying prospectus dated May 26, 2023 that formed a part of a registration statement on Form S-3 (Registration No. 333-272237) and (ii) 3,000,000 shares of common stock, without par value, (as adjusted for the two-for-one stock split of the registrant's common stock in the form of a 100% stock dividend distributed to shareholders on August 21, 2023) in connection with Sempra's direct stock purchase plan pursuant to a prospectus supplement dated May 26, 2023 (the "Prior DSPP Prospectus Supplement" and together with the Prior ATM Prospectus Supplement, the "Prior Prospectus Supplements") and the accompanying prospectus dated May 26, 2023 that formed a part of a registration statement on Form S-3 (Registration No. 333-272237). The offerings under the Prior Prospectus Supplements have terminated. As of the date of this registration statement, shares of common stock having an aggregate gross sales price of up to $2,584,408,803 registered pursuant to the Prior ATM Prospectus Supplement remain available for offer and sale. The registration fee for the shares of common stock registered pursuant to the Prior ATM Prospectus Supplement totaled $459,300.00, of which $361,498.97 (calculated at the filing fee rate in effect at the time of the filing of the Prior ATM Prospectus Supplement) was contemporaneously paid with the filing of the Prior ATM Prospectus Supplement and relates to unsold shares of common stock having an aggregate gross sales price of up to $2,361,195,101.25 and therefore is available to offset registration fees payable pursuant to this registration statement. Additionally, as of the date of this registration statement, at least 2,125,035 shares of common stock registered pursuant to the Prior DSPP Prospectus Supplement remain available for offer and sale. The registration fee for the 3,000,000 shares of common stock registered pursuant to the Prior DSPP Prospectus Supplement totaled $24,360.27, of which $14,543.37 (calculated at the filing fee rate in effect at the time of the filing of the Prior DSPP Prospectus Supplement) was contemporaneously paid with the filing of the Prior DSPP Prospectus Supplement and relates to unsold shares of common stock and therefore is available to offset registration fees payable pursuant to this registration statement. Sempra hereby uses the available previously paid but unused registration fees associated with the Prior Prospectus Supplements in the amount of $376,042.34 to fully offset the total registration fee due under this registration statement.

[2]	See Note 1.

Offset Note
[3]	See Note 1.

[4]	See Note 1.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date